Exhibit 99.1

PDI Reports Year End and Fourth Quarter 2004 Financial Results

Full Year 2004 Diluted EPS of $1.42

Fourth Quarter 2004 Diluted EPS of $0.31

          SADDLE RIVER, N.J., March 9 /PRNewswire-FirstCall/ -- PDI, Inc. (Nasdaq: PDII) a diversified sales and marketing services company to the biopharmaceutical and medical devices and diagnostics industries, today announced its fourth quarter and year end 2004 financial results.

          Twelve Months Results
          Revenue for the twelve months ended December 31, 2004 was $364.4 million, 5.8% higher than revenue of $344.5 million for the twelve months ended December 31, 2003.  Operating income was $35.2 million for the twelve months ended December 31, 2004 compared to operating income of $19.6 million for the twelve months ended December 31, 2003.  Net income was $21.1 million for the twelve months ended December 31, 2004 versus net income of $12.3 million for the twelve months ended December 31, 2003.  Diluted net income per share for the twelve months ended December 31, 2004 was $1.42 compared to diluted net income per share of $0.85 for the twelve months ended December 31, 2003.

          Fourth Quarter Results
          Revenue for the quarter ended December 31, 2004 was $87.8 million, 11.5% less than revenue of $99.2 million for the quarter ended December 31, 2003. Operating income was $8.0 million for the quarter ended December 31, 2004, versus operating income of $7.8 million for the quarter ended December 31, 2003.  Net income was $4.6 million for the quarter ended December 31, 2004, compared to net income of $4.5 million in the quarter ended December 31, 2003. Diluted net income per share for the quarter ended December 31, 2004 was $0.31 versus net income per share of $0.31 for the quarter ended December 31, 2003.

          Adjustments for 2004 and 2003 Ceftin Product Returns and 2004 Xylos Write Downs

          In the fourth quarter of 2003, the Company increased its reserve for Ceftin product returns by $12.0 million to cover the cost of estimated Ceftin product returns.  During 2004, the reserve was increased by an additional $1.7 million.

          Also, during the fourth quarter of 2004 the Company wrote down to zero both its $1.0 million investment in and its $0.5 million loan to Xylos Corporation.

          The Company believes a presentation of the 2004 and 2003 financial results without the impact of the payments for Ceftin returns, and without the impact of the Xylos write downs, is useful in viewing the Company’s underlying performance for those years.  Our responsibility for accepting and paying for Ceftin returns expired on December 31, 2004 and the Company terminated its agreement with Xylos effective May 16, 2004.  The table below reconciles the adjustments with the reported financial performance:

Year Ended December 31, 2004
(in thousands except per share data)

	Revenue	Gross Profit	Operating Income	Net Income	Diluted EPS

As reported	$364,444	$98,830	$35,191	$21,132	$1.42
After adjustment for:
* Ceftin reserve increase	$366,120	$100,506	$36,867	$22,117	$1.49
* Ceftin reserve increase and Xylos write down	$366,120	$100,506	$37,367	$23,411	$1.57

Year Ended December 31, 2003
(in thousands except per share data)

	Revenue	Gross Profit	Operating Income	Net Income	Diluted EPS

As reported	$344,530	$89,081	$19,590	$12,258	$0.85
After adjustment for:
* Ceftin reserve increase	$356,530	$101,081	$31,590	$19,369	$1.34

          *Adjusted amounts are not in accordance with GAAP, but are presented for analytical purposes.

After adjusting for the impact of the Ceftin reserve:
*	2004 revenue of $366.1 million was 2.7% higher than 2003 revenue of $356.5 million.
*	2004 operating income of $36.9 million was 16.6% higher than 2003 operating income of $31.6 million.
*	2004 operating income as a percent of revenue was 10.1% versus 8.9% in 2003.
*	2004 EPS of $1.49 was 11.2% higher than EPS of $1.34 in 2003.

After adjusting for the impact of the Ceftin reserve and Xylos write downs:
*	2004 operating income of $37.4 million was 18.3% higher than 2003 operating income of $31.6 million.
*	2004 operating income as a percent of revenue was 10.2% versus 8.9% in 2003.
*	2004 EPS of $1.57 was 17.2% higher than EPS of $1.34 in 2003.

          Charles T. Saldarini, Vice Chairman and CEO, said, “I am pleased with our 2004 results which marked the first full year we have been focused primarily on our services businesses since deemphasizing our products-based strategy at the end of 2003.  Using a core services driven strategy, we posted an 18% increase in operating income for 2004 after adjusting for Ceftin and Xylos. Our results are dominated by the strong performance of our Sales Teams business, which I believe continues to field the highest quality contract sales teams, owns long term relationships with its key customers and delivers the best renewal rates among our peers.  We do work for a broad range of clients and we continue to support products at all phases in their lifecycle.”

          Mr. Saldarini continued, “I was disappointed with the overall contribution in 2004 from our Marketing Services segment, but I am excited about the momentum we generated from the acquisition of Pharmakon, and the contribution from our marketing research unit at TVG.  Our PDI Ed/Comm unit’s performance in 2004 was a drag on our results following a meaningful contribution in 2003. We expect solid growth from these units in 2005.”

          On growth, Mr. Saldarini said, “I am committed to achieving greater balance for our shareholders by delivering greater organic growth from these units as well as executing targeted acquisitions that will reach more clients and provide innovative products solutions that maximize profitable brand sales growth for our clients.  We remain focused on finding companies that meet both our strategic and financial criteria.”

          Remarking on SG&A, Mr. Saldarini said, “I am also pleased with progress made in continuing to streamline SG&A in 2004 vs. 2003 and I am dedicated to making further reductions for 2005 vs. 2004 while remaining committed to operational excellence and a high level of customer satisfaction.  We will achieve these changes in part by utilizing a more focused, disciplined and business unit driven management team.”

          In concluding, Mr. Saldarini said, “As a result, 2005 efforts are focused on business development, continued cost management and the identification, selection and execution of targeted acquisitions.  I look forward to discussing these results during the course of the year.”

          PDI reiterates its 2005 EPS estimate of $1.35 to $1.45.

          Webcast Information
          PDI will conduct a live conference call and webcast to discuss its fourth quarter and year end 2004 financial results on March 10, 2005 at 9:00 am eastern time.  The conference call can be accessed by dialing 1-877-423-4030 and asking for the PDI fourth quarter and year end 2004 financial results call.  For those calling internationally, the briefing can be accessed by dialing 1-706-634-1929.  The conference call will be accessible via webcast through the “Investor” section of PDI’s website, http://www.pdi-inc.com.  In the IR section of the site, the webcast is accessible in the “Conference calls and webcasts” section.  The webcast will be archived on the website for future on-demand replay.  The conference call will also be available for two weeks by dialing (800) 642-1687 or (706) 645-9291 and entering the conference ID number, 4165538.

          About PDI
          PDI, Inc. (Nasdaq: PDII) is a leading provider of outsourced sales and marketing services to the biopharmaceutical and medical devices and diagnostics industries. PDI’s comprehensive set of next-generation solutions is designed to increase its clients’ strategic flexibility and enhance their efficiency and profitability.  Headquartered in Saddle River, NJ, PDI also has offices in Pennsylvania and Illinois.

          PDI’s sales and marketing services include dedicated, shared, clinical and combination sales teams; marketing research and consulting; medical education and communications; talent recruitment; and integrated commercial solutions from pre-launch through patent-expiration.  The company’s experience extends across multiple therapeutic categories and includes office and hospital-based initiatives.  PDI’s global presence is maintained through a strategic partnership with In2Focus, a leading U.K. provider of outsourced sales services.

          PDI’s commitment is to deliver innovative solutions, excellent execution and superior results to its clients.  Through strategic partnership and client-driven innovation, PDI maintains some of the longest sales and marketing relationships in the industry.  Recognized as an industry pioneer, PDI continues to innovate today as a thought-starter for the outsourcing of sales and marketing services.

          For more information, visit the Company’s website at http://www.pdi-inc.com.

          Forward Looking Statement
          This press release contains forward-looking statements regarding future events and financial performance.  These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI’s control.  Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent rulings, FDA, legal or accounting developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI’s periodic filings with the Securities and Exchange Commission, including without limitation, PDI’s Annual Report on Form 10-K/A for the year ended December 31, 2003, and PDI’s periodic reports on Forms 10-Q/A, 10-Q, 8-K/A and 8-K filed with the Securities and Exchange Commission since January 1, 2004. The forward looking-statements in this press release are based upon management’s reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

PDI, Inc.
Consolidated Balance Sheets

(unaudited)

	December 31,

	2004	2003

	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$96,367	$113,288
Short-term investments	13,131	1,344
Inventory, net of obsolescence reserve of $0 and $818 as of December 31, 2004 and 2003, respectively	—	43
Accounts receivable, net of allowance for doubtful accounts of $74 and $749 as of December 31, 2004 and 2003, respectively	26,662	40,885
Unbilled costs and accrued profits on contracts in progress	3,393	4,041
Deferred training	740	1,643
Other current assets	11,818	8,847
Deferred tax asset	3,325	11,053
Total current assets	155,436	181,144
Property and equipment, net	17,170	14,494
Deferred tax asset	5,832	7,304
Goodwill	23,791	11,132
Other intangible assets	19,548	1,648
Other long-term assets	2,928	3,901
Total assets	$224,705	$219,623
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,217	$8,689
Accrued rebates, sales discounts and returns	4,316	22,811
Accrued incentives	16,282	20,486
Accrued salaries and wages	8,414	9,031
Unearned contract revenue	6,924	3,604
Restructuring accruals	161	744
Other accrued expenses	15,966	15,770
Total current liabilities	59,280	81,135
Long-term liabilities	—	—
Total liabilities	$59,280	$81,135
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	$—	$—
Common stock, $.01 par value; 100,000,000 shares authorized; shares issued and outstanding, 2004 - 14,665,945; 2003 - 14,387,126; restricted $.01 par value; shares issued and outstanding, 2004- 154,554; 2003 - 136,178	148	145
Additional paid-in capital	116,737	109,531
Retained earnings	50,637	29,505
Accumulated other comprehensive income (loss)	76	25
Unamortized compensation costs	(2,063)	(608)
Treasury stock, at cost: 5,000 shares at December 31, 2004 and 2003	(110)	(110)
Total stockholders’ equity	$165,425	$138,488
Total liabilities & stockholders’ equity	$224,705	$219,623

PDI, Inc.
Consolidated Statements Of Operations
(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003

Revenue
Service	$88,299	$111,031	$365,965	$356,143
Product, net	(487)	(11,810)	(1,521)	(11,613)
Total revenue	87,812	99,221	364,444	344,530
Cost of goods and services
Program expenses (including related party amounts of $0 and $194 for the quarters ended December 31, 2004 and 2003, respectively and $180 and $983 for the years ended December 31, 2004 and 2003, respectively)	61,690	71,935	265,360	254,162
Cost of goods sold	10	190	254	1,287
Total cost of goods and services	61,700	72,125	265,614	255,449
Gross profit	26,112	27,096	98,830	89,081
Compensation expense	7,776	9,607	34,325	36,901
Other selling, general and administrative expenses	10,224	9,632	29,314	30,347
Restructuring and other related expenses	—	413	—	143
Litigation settlement	—	—	—	2,100
Total operating expenses	18,000	19,652	63,639	69,491
Operating income	8,112	7,444	35,191	19,590
Other (expense) income, net	(82)	332	779	1,073
Income before provision for taxes	8,030	7,776	35,970	20,663
Provision for income taxes	3,383	3,290	14,838	8,405
Net income	$4,647	$4,486	$21,132	$12,258
Basic net income per share	$0.32	$0.31	$1.45	$0.86
Diluted net income per share	$0.31	$0.31	$1.42	$0.85
Basic weighted average number of shares outstanding	14,641	14,320	14,564	14,231
Diluted weighted average number of shares outstanding	14,922	14,677	14,893	14,431

PDI, Inc.
Consolidated Statements Of Cash Flows

(unaudited)

	For The Years Ended December 31,

	2004	2003	2002

	(in thousands)
Cash Flows From Operating Activities
Net income (loss) from operations	$21,132	$12,258	$(30,761)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,916	6,243	7,374
Loss on disposal of asset	622	—	—
Stock compensation costs	1,232	554	443
Deferred taxes, net	9,199	(3,117)	8,501
Reserve for inventory obsolescence and bad debt	683	1,939	(2,080)
Loss on other investments	1,000	—	379
Other changes in assets and liabilities, net of acquisitions:
Decrease (increase) in accounts receivable	15,807	(1,277)	13,991
Decrease (increase) in inventory	43	(216)	(203)
Decrease (increase) in unbilled costs	648	(681)	3,538
Decrease (increase) in deferred training	903	(537)	4,463
(Increase) decrease in other current assets	(936)	14,813	(15,559)
(Increase) decrease in other long-term assets	(28)	(2,052)	4,385
(Decrease) increase in accounts payable	(3,439)	3,316	(4,119)
(Decrease) increase in accrued rebates, sales discounts and returns	(18,495)	6,311	(51,903)
(Decrease) increase in accrued contract losses	—	—	(12,256)
(Decrease) increase in accrued liabilities	(3,867)	11,957	(10,398)
Increase (decrease) in unearned contract revenue	507	(5,869)	(1,404)
(Decrease) increase in other current liabilities	(1,362)	1,943	(3,371)
(Decrease) in restructuring liability	(583)	(3,954)	—
Net cash provided by (used in) operating activities	28,982	41,631	(88,980)
Cash Flows From Investing Activities
Sales (net) of short-term investments	—	4,614	1,532
Purchases (net) of short-term investments	(11,736)	—	—
Investments in Xylos, TMX, and iPhysicianNet	(1,500)	—	(1,379)
Purchase of property and equipment	(8,104)	(1,829)	(4,012)
Cash paid for acquisition, including acquisition costs	(28,443)	—	(2,735)
Net cash (used in) provided by investing activities	(49,783)	2,785	(6,594)
Cash Flows From Financing Activities
Net proceeds from employee stock purchase plan and the exercise of stock options	3,880	2,045	2,358
Purchase of treasury stock	—	—	—
Net cash provided by financing activities	3,880	2,045	2,358
Net (decrease) increase in cash and cash equivalents	(16,921)	46,461	(93,216)
Cash and cash equivalents - beginning	113,288	66,827	160,043
Cash and cash equivalents - ending	$96,367	$113,288	$66,827
Cash paid for interest	$3	$25	$33
Cash paid for taxes	$7,675	$9,619	$4,827

          Supplemental Segment Information
          During the fourth quarter of 2004, as a result of the Company’s acquisition of Pharmakon, the Company restructured certain management responsibilities and changed its internal financial reporting.  As a result of these changes the Company determined that its reporting segments were required to be amended.  Accordingly, the Company now reports under the following three segments all of which have changed since the Company’s most recently filed financial presentation:

*

Sales services segment - includes the Company’s dedicated, shared and medical devices and diagnostics (MD&D) contract sales units and the Company’s MD&D clinical teams.  This segment uses teams to deliver services to a wide customer base; they have similar long-term average gross margins, contract terms, types of clients and regulatory environments. One segment manager oversees the operations of all of these units and regularly discusses the results of operations, forecasts and activities of this segment with the chief operating decision maker;

*

Marketing services segment - includes the Company’s marketing research and medical education and communication services. This segment is project driven; the units comprising it have a large number of smaller contracts, share similar gross margins, have similar clients, and have low barriers to entry for competition.  There are many discrete offerings within this segment, including: accredited continuing medical education (CME), content development for CME, promotional medical education, marketing research and communications.  One segment manager oversees the operations of all of these units and regularly discusses the results of operations, forecasts and activities of this segment with the chief operating decision maker; and

*	PDI products group (PPG) - includes revenues earned through the Company’s licensing and copromotion of pharmaceutical and MD&D products.

          The segment information below from prior periods has been reclassified to conform to the current period’s presentation.

(unaudited)

	For the Year Ended December 31,

	2004	2003	2002

	(in thousands)
Revenue
Sales services	$332,431	$271,210	$185,386
Marketing services	29,057	29,436	26,284
PPG	2,956	43,884	96,205
Total	$364,444	$344,530	$307,875
Income (loss) from operations
Sales services	$64,737	$48,891	$14,096
Marketing services	3,122	4,493	1,083
PPG	(169)	(16,403)	(48,821)
Corporate charges	(32,499)	(17,391)	(16,533)
Total	$35,191	$19,590	$(50,175)
Corporate allocations
Sales services	$(30,719)	$(14,000)	$(9,351)
Marketing services	(1,587)	(926)	(793)
PPG	(193)	(2,465)	(6,389)
Corporate charges	32,499	17,391	16,533
Total	$—	$—	$—
Income (loss) from operations, less corporate allocations
Sales services	$34,018	$34,891	$4,745
Marketing services	1,535	3,567	290
PPG	(362)	(18,868)	(55,210)
Corporate charges	—	—	—
Total	$35,191	$19,590	$(50,175)

SOURCE  PDI, Inc.
          -0-                             03/09/2005
          /CONTACT:  Stephen P. Cotugno, Executive Vice President-Corporate Development of PDI, +1-201-574-8617/
          /Web site:  http://www.pdi-inc.com /